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                                                                    EXHIBIT 99.1

                         TECNOL MEDICAL PRODUCTS, INC.
  SPECIAL MEETING OF STOCKHOLDERS - DECEMBER 18, 1997
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The stockholder of Tecnol Medical Products, Inc., a Delaware corporation ("Tecnol"), whose name and signature appear on the reverse side of this card, having received the Notice of Special Meeting of Stockholders and the related Proxy Statement/Prospectus for Tecnol's special meeting of stockholders to be held at The Hotel Crescent Court, Crescent Ballroom, 400 Crescent Court, Dallas, Texas, on Thursday, December 18, 1997, at 10:30 a.m., hereby appoints Van Hubbard and Kirk Brunson, or either of them, the proxies of the stockholder, each with full power of substitution, to vote at such special meeting, and at any adjournments of such meeting, all shares of Tecnol common stock, par value $.001 per share, that the stockholder is entitled to vote, in the manner shown on the reverse side of this card.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS AND THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE STOCKHOLDER'S DIRECTIONS ON THE REVERSE SIDE OF THIS CARD. IF NO DIRECTION IS GIVEN, THEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND IN THE PROXIES' DISCRETION ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENTS THEREOF, SUBJECT TO LIMITATIONS SET FORTH IN APPLICABLE REGULATIONS UNDER THE SECURITIES EXCHANGE ACT OF 1934.

              PLEASE MARK, SIGN, DATE, AND RETURN THIS PROXY CARD
        PROMPTLY USING THE ENCLOSED ENVELOPE. IF YOU PLAN TO ATTEND THE MEETING, PLEASE SO INDICATE IN THE SPACE PROVIDED ON THE REVERSE SIDE.

                                  SEE REVERSE
                                      SIDE


                         TECNOL MEDICAL PRODUCTS, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [ ] THIS PROXY, WHEN PROPERLY EXECUTED AND DELIVERED, WILL BE VOTED AS SPECIFIED BELOW. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.
   THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND RETURN THIS CARD.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL 1.

1. Approval and adoption of the Agreement and Plan of Merger, dated as of September 4, 1997, among Tecnol Medical Products, Inc., Kimberly-Clark Corporation, and Vanguard Acquisition Corp. and the transactions contemplated thereby.

                   FOR [ ]       AGAINST [ ]        ABSTAIN [ ]

2. I authorize the aforementioned proxies to vote in their discretion on any other matters that may properly come before the special meeting or any adjournments thereof, subject to limitations set forth in applicable regulations under the Securities Exchange Act of 1934.


MARK HERE IF YOU PLAN TO ATTEND THE MEETING. [ ]

    The undersigned hereby revokes any proxy heretofor given to vote with respect to the Tecnol common stock and hereby ratifies and confirms all that the proxies, their substitutes or any of them may lawfully do by virtue hereof.

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    Signature                                               Date

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    Signature                                               Date


    NOTE: PLEASE SIGN EXACTLY AS NAME(S) APPEAR(S) ON THIS CARD. WHEN SHARES ARE HELD JOINTLY, BOTH SHOULD SIGN. WHEN SIGNING AS ATTORNEY, EXECUTOR, ADMINISTRATOR, TRUSTEE OR GUARDIAN, PLEASE GIVE FULL TITLE AS SUCH. WHEN EXECUTED BY A CORPORATION OR PARTNERSHIP, PLEASE SIGN IN FULL CORPORATE OR PARTNERSHIP NAME BY A DULY AUTHORIZED OFFICER OR PARTNER, GIVING TITLE. PLEASE SIGN, DATE AND MAIL THIS PROXY PROMPTLY WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING. YOU MAY NEVERTHELESS VOTE IN PERSON IF YOU DO ATTEND.

                                SEE REVERSE SIDE